UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 7, 2013 (February 7, 2013)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

4787 Levy Street,

Montreal, Quebec

Canada H4R 2P9

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (514) 744-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Valeant Pharmaceuticals International, Inc. (the “Company”) intends to amend its senior secured credit facility (the “Credit Facility Amendment”). A meeting is scheduled between senior officers of the Company and its lenders to be held on February 8, 2013 related to the Credit Facility Amendment. The terms of the Credit Facility Amendment are expected to include a reduction in the interest rates on its existing $1 billion series C tranche B term loans due 2019 and its existing $1.3 billion series D tranche B term loans due 2019, and certain other amendments. Subject to market and other conditions, the Company intends to complete the Credit Facility Amendment on or around February 19, 2013. There can be no assurances that such Credit Facility Amendment will be completed on these terms or at all.

Attached hereto as Exhibit 99.1 is a presentation prepared in connection with the lenders meeting. In its presentation, the Company will disclose that for the Fiscal Year ended December 31, 2012, pro forma for all announced acquisitions, the Company’s guidance for adjusted EBITDA is in the range of $2,445 - $2,495 million. The Company will also re-affirm, as of February 8, 2013, certain guidance for the year ended December 31, 2012 and its 2013 guidance issued on January 4, 2013.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Presentation of Valeant Pharmaceuticals International, Inc. dated February 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Date: February 7, 2013	By:	/s/ Howard B. Schiller
Howard B. Schiller
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation of Valeant Pharmaceuticals International, Inc. dated February 8, 2013.